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NATIONWIDE VARIABLE INSURANCE TRUST
(Name of Registrant as Specified In Its Charter)

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NATIONWIDE VARIABLE INSURANCE TRUST
One Nationwide Plaza
Mail Code 5-02-210
Columbus, Ohio 43215
(800) 848-0920

October 7, 2022

Dear Shareholder:

The enclosed document is purely for informational purposes.  You are not being asked to vote or take action on any matter.  The document relates to the change in the status of the NVIT J.P. Morgan Digital Evolution Strategy Fund (the “Fund”), a series of Nationwide Variable Insurance Trust (the “Trust”), from diversified to non-diversified.

As described in the enclosed Information Statement, Nationwide Fund Advisors, the Fund’s investment adviser, recommended, and the Board of Trustees of the Trust approved, a proposal to eliminate the Fund’s fundamental investment restriction regarding diversification of investments, so that the Fund may operate as a “non-diversified” investment company.  Additionally, shareholders representing a majority of the outstanding shares of the Fund have already voted, via written consent, to approve this change, which will become effective on November 14, 2022.  As a result, no further shareholder action is required.

The Information Statement will be available on the Trust’s website at nationwide.com/personal/investing/mutual-funds/shareholder-news/ until December 31, 2022. A paper or email copy of the Information Statement may be obtained, without charge, by contacting the Trust at 1-877-728-5002.

Please read the enclosed Information Statement for additional information.

We look forward to continuing to serve you and the Fund in the future.

Sincerely,

Stephen R. Rimes
Secretary, Nationwide Variable Insurance Trust

NATIONWIDE VARIABLE INSURANCE TRUST
One Nationwide Plaza
Mail Code 5-02-210
Columbus, Ohio 43215
(800) 848-0920

INFORMATION STATEMENT

Nationwide Variable Insurance Trust (the “Trust”) is furnishing this Information Statement with respect to the NVIT J.P. Morgan Digital Evolution Strategy Fund (the “Fund”), a series of the Trust. On October 6, 2022, shareholders representing a majority of the outstanding voting securities of the Fund approved by written consent a proposal to eliminate the Fund’s fundamental investment restriction regarding diversification of investments, so that the Fund may operate as a “non-diversified” investment company (the “Proposal”).  This Information Statement is being provided to all shareholders to supply information about the Proposal. All owners (“Contract Owners”) of variable annuity contracts or variable life insurance policies (“variable contracts”) who, as of September 14, 2022, had selected the Fund as an underlying investment option within their variable contract will receive this Information Statement.

As of September 14, 2022 (the “Record Date”), there were issued and outstanding 343,556.254 Class Y shares of the Fund.  As there will be no vote taken, no shares are entitled to vote on the matters discussed in this Information Statement.

NO SHAREHOLDER VOTE WILL BE TAKEN WITH RESPECT TO THE MATTERS DESCRIBED IN THIS INFORMATION STATEMENT.  WE ARE NOT ASKING YOU FOR A PROXY OR VOTING INSTRUCTIONS AND
WE REQUEST THAT YOU NOT SEND US A PROXY OR VOTING INSTRUCTIONS.

INTRODUCTION

The Fund aims to achieve capital appreciation by investing in equity securities of companies whose strategies may benefit from the development of technology-related products, services and processes that enhance mobility and connectivity.  The Fund concentrates at least 25% of its total assets in at least one of the following technology industries or any combination thereof: semiconductor, semiconductor equipment, hardware, software, information technology services, communications equipment, social media, biotechnology and interactive media.  The Fund is subadvised by J.P. Morgan Investment Management Inc. (“JPMIM” or the “Subadviser”), and commenced operations on April 28, 2022.
Currently, the Fund is classified as a diversified investment company and, pursuant to the diversification requirements of the Investment Company Act of 1940, as amended (the “1940 Act”), has a fundamental investment restriction in place providing that the Fund may not purchase the securities of any one issuer if, at the time of purchase, with respect to 75% of the Fund’s total assets, more than 5% of its total assets would be invested in the securities of that issuer, or the Fund would own or hold more than 10% of the outstanding voting securities of that issuer.  Up to 25% of the Fund’s total assets may be invested without regard to these limitations.  Under the 1940 Act, these limitations do not apply to securities issued or guaranteed as to principal or interest by the U.S. government or any of its agencies or instrumentalities, or to the securities of other investment companies.

THE PROPOSAL

Although the Fund currently operates as a diversified fund that typically holds approximately 25-50 stocks, JPMIM has determined that permitting the Fund to operate as a non-diversified investment company by eliminating its fundamental investment restriction could enhance its ability to manage the Fund, and potentially to achieve greater returns.

At a meeting of the Trust’s Board of Trustees (the “Board”) held on September 14, 2022, NFA informed the Board that the Fund was created in order to be used as an underlying investment option in the J.P. Morgan Multi-Asset Choice Variable Annuity (the “MAC annuity”). The MAC annuity is issued by Nationwide Life Insurance Company (“Nationwide Life”), but is offered solely to advisory clients of J.P Morgan Securities LLC (“J.P. Morgan”) or its affiliates.  As such, the Fund is designed to operate similarly to a separately managed account strategy that J.P. Morgan offers to its customers, but for use in connection with a variable annuity contract.  NFA advised the Board that the Fund’s current status as a diversified investment company may at times prevent the Subadviser from investing in portfolio securities in the same percentages as
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it does in the corresponding separately managed account strategy, and that changing the Fund’s status to non-diversified would better enable the Fund to provide an investment experience similar to that of the separately managed account strategy.

A non-diversified mutual fund may hold larger positions in fewer securities and financial instruments than other funds that are diversified; as a result, a single security’s increase or decrease in value may have a greater impact on the Fund’s value and total return than if the Fund were to invest more broadly.  As a non-diversified investment company, the Fund may be subject to additional principal risks, including: (i) increased volatility, and (ii) the increased risk that the performance of a single stock in the portfolio will have a large impact on the performance of the entire portfolio due to the presence of fewer portfolio holdings to offset the price movement of a single holding.

The change of the Fund’s classification to a non-diversified investment company requires the approval of the Fund’s shareholders, as described in more detail below.  The Board, having considered the information provided by NFA, approved the proposal to eliminate the Fund’s fundamental investment restriction regarding diversification of investments, so that the Fund may operate as a “non-diversified” investment company, subject to shareholder approval of the proposal.

SHAREHOLDER APPROVAL OF THE PROPOSAL

Eliminating the Fund’s fundamental investment restriction regarding diversification of investments requires approval by a majority of the Fund’s outstanding voting securities, as defined in Section 2(a)(42) of the 1940 Act (a “1940 Act Majority Vote”).  The 1940 Act Majority Vote requires the affirmative vote of the lesser of either (i) 67% of the Fund’s voting securities present at a shareholder meeting, either in person or by proxy, as long as more than 50% of the Fund’s outstanding voting securities are present; or (ii) more than 50% of the Fund’s outstanding voting securities.

In connection with the Fund’s initial launch, Nationwide Life bought shares of the Fund representing “seed” capital.  Nationwide Life is an affiliate of NFA, the Fund’s investment adviser, in that both Nationwide Life and NFA are wholly owned subsidiaries of Nationwide Financial Services, Inc.  Nationwide Life also is the issuer of the MAC annuity.  As of the Record Date, Nationwide Life owned 100% of the Fund’s outstanding voting securities, and approved the Proposal by shareholder written consent on October 6, 2022.  JPMIM has agreed to bear the expenses incurred in connection with preparing, printing, mailing and filing this Information Statement.

ADDITIONAL INFORMATION

The Investment Managers. NFA, located at One Nationwide Plaza, Columbus, OH 43215, is the investment adviser to the Fund. Pursuant to an investment management agreement, NFA manages the investment of the Fund’s assets and supervises the daily business affairs of the Fund. Subject to oversight by the Board, NFA also selects the subadvisers for the Fund, determines the allocation of Fund assets among one or more subadvisers, and evaluates and monitors the performance of the subadvisers. Organized in 1999 as an investment adviser, NFA isa wholly owned subsidiary of Nationwide Financial Services, Inc. (“NFS”).

JPMIM is located at 383 Madison Avenue, New York, NY 10179. JPMIM is an indirect wholly owned subsidiary of JPMorgan Chase & Co., a publicly traded corporation that is listed on the New York Stock Exchange (Ticker: JPM). JPMIM offers a wide range of investment management services and acts as investment adviser to corporate and institutional clients.
Manish Goyal is a Managing Director at JPMIM and a portfolio manager who is responsible for the day-to-day management of the Fund.
The Administrator.    Pursuant to a joint fund administration and transfer agency agreement, Nationwide Fund Management LLC (“NFM”) provides certain administrative functions for the Trust.  NFM, with its principal address at One Nationwide Plaza, Mail Code 5-02-210, Columbus, OH 43215, is an indirect, wholly owned subsidiary of NFS and an affiliate of NFA and the Trust’s principal underwriter.  Under the Joint Administration Agreement, NFM is paid an annual fee for fund administration and transfer agency services based on the sum of the following: (i) the amount payable by NFM to JPMorgan Chase Bank, N.A. (“JPMorgan”) under the Sub-Administration Agreement between NFM and JPMorgan (see “Sub-Administration” below) and (ii) the amount payable by NFM to U.S. Bancorp Fund Services, LLC (“US Bancorp”) under the Sub-Transfer Agent Servicing Agreement between NFM and US Bancorp (see “Sub-Transfer Agency” below); and (iii) a percentage of the combined average daily net assets of the Trust and Nationwide Variable Insurance Trust. In addition, the
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Trust also pays out-of-pocket expenses reasonably incurred by NFM in providing services to the Funds and Trust, including, but not limited to, the cost of pricing services that NFM utilizes.
The Transfer Agent.    Pursuant to a joint fund administration and transfer agency agreement, NFM serves as the transfer agent for the Trust.
The Custodian.    JPMorgan Chase Bank, N.A., 270 Park Avenue, New York, New York 10017, is the custodian for the Trust and makes all receipts and disbursements under a Global Custody Agreement. The Custodian performs no managerial or policy making functions for the Funds.
Other Matters. The Fund has not been in existence for a full fiscal year and there have been no annual reports for the Fund. The Fund’s semi-annual report for the period ended June 30, 2022, as well as the audited financial statements and annual report, once available, will be available free of charge. To obtain a copy, please call 800-848-0920 or forward a written request to Nationwide Funds P.O. Box 701, Milwaukee, WI 53201-0701.
Outstanding Shares and Principal Shareholders.   The outstanding shares and classes of the Fund as of September 14, 2022, are set forth in Exhibit A.
The names and addresses of shareholders that owned beneficially or of record 5% or more of the outstanding shares of the Fund are set forth in Exhibit B.  To the knowledge of the Trust’s management, as of September 14, 2022, there were no other shareholders, except as set forth in Exhibit B, owning beneficially or of record more than 5% of the outstanding shares of the Fund.
In addition, except as identified in Exhibit C, to the knowledge of the Trust’s management, as of September 14, 2022, no Board member of the Trust owned 1% or more of the outstanding shares of the other classes of the Trust or any Fund thereof, and the Board members and officers of the Trust owned, as a group, less than 1% of the outstanding shares of the other classes of the Trust or any Fund thereof.
Although Contract Owners are not asking shareholders to vote on the approval of the Proposal, the Trust is required to summarize the voting rights of Contract Owners. Whenever a matter affecting the Fund requires shareholder approval, a shareholder meeting generally will be held, and a proxy statement and proxy/voting instruction forms will be sent to the Fund’s shareholders and to Contract Owners who have selected the Fund as an underlying mutual fund option. Shares of the Fund are available exclusively as a pooled funding vehicle for variable contracts offered by the separate accounts, or subaccounts thereof, of certain life insurance companies (“Participating Insurance Companies”). The Participating Insurance Companies own shares of the Fund as depositors for the Contract Owners. Thus, individual Contract Owners do not vote on such matters directly because they are not shareholders of the Fund. Rather, the Participating Insurance Companies and their separate accounts are shareholders and will vote the shares of the Fund attributable to the Contract Owners in accordance with the Contract Owners’ voting instructions. If voting instructions are not received, the separate accounts will vote the shares of the Fund for which voting instructions have not been received in proportion (for, against, or abstain) to those for which timely voting instructions have been received. As a result, those Contract Owners that choose to vote, as compared with their actual percentage of ownership of the Fund, may control the outcome of the vote. Each share of the Fund is entitled to one vote, and each fraction of a share is entitled to a proportionate fractional vote. Contract Owners are also permitted to revoke previously submitted voting instructions in accordance with instructions contained in the proxy statement sent to the Fund’s shareholders and to Contract Owners.

The foregoing description of Contract Owner voting rights with respect to the Fund is only a summary of these rights. Whenever shareholder approval of a matter affecting the Fund is required, the proxy statement sent to shareholders and Contract Owners will fully describe the voting rights of Contract Owners and the voting procedures that will be followed at the shareholder meeting.

Currently, Nationwide Fund Distributors LLC (“NFD”), an affiliate of NFA, acts as the Trust’s principal underwriter. Under the terms of a Joint Fund Administration and Transfer Agency Agreement, Nationwide Fund Management LLC (“NFM”), an indirect wholly owned subsidiary of NFS, provides various administrative and accounting services, including daily valuation of the Fund’s shares, preparation of financial statements, tax returns, and regulatory reports, and presentation of quarterly reports to the Board of Trustees. NFM also serves as transfer agent and dividend disbursing agent for the Fund. The address for NFA, NFD and NFM is One Nationwide Plaza, Mail Code 5-02-210, Columbus, Ohio 43215.

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NFA is a wholly owned subsidiary of NFS, a holding company which is a direct wholly owned subsidiary of Nationwide Corporation. All of the common stock of Nationwide Corporation is held by Nationwide Mutual Insurance Company (95.2%) and Nationwide Mutual Fire Insurance Company (4.8%), each of which is a mutual company owned by its policyholders. The address for each of NFS, Nationwide Corporation, Nationwide Mutual Insurance Company and Nationwide Mutual Fire Insurance Company is One Nationwide Plaza, Columbus, Ohio 43215.

The Trust will furnish, without charge, a copy of the Trust’s most recent Semiannual Report to shareholders upon request. This request may be made either by writing to the Trust at the address contained on the first page of this Information Statement or by calling toll-free 800-848-0920. The Annual Report and the Semiannual Report will be mailed to you by first-class mail within three business days of receipt of your request. Copies of the Information Statement may be obtained, without charge, by calling toll-free 1-877-728-5002.

By Order of the Board of Trustees of Nationwide Variable Insurance Trust,

Stephen R. Rimes, Secretary

October 7, 2022
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EXHIBIT A

OUTSTANDING SHARES

As of September 14, 2022, the Fund had issued outstanding shares in the amounts set forth in the table below:

Fund	Number of Shares Outstanding
NVIT J.P. Morgan Digital Evolution Strategy Fund Class Y	343,556.254
A-1

EXHIBIT B

5% SHAREHOLDERS

As of September 14, 2022, to the Trust’s knowledge, no person, except as set forth in the table below, had or shared voting or investment power over more than 5% of the outstanding shares of any class (collectively, the “shares”) of the Fund.

Name and Address of Shareholder	Number of Shares Beneficially Owned	Percentage of the Class Held by the Shareholder
NVIT J.P. Morgan Digital Evolution Strategy Fund Class Y

NATIONWIDE LIFE INSURANCE COMPANY COLUMBUS, OH 43218	43,556.254	12.68%
NATIONWIDE LIFE INSURANCE COMPANY COLUMBUS, OH 43215	300,000.000	87.32%

B-1

EXHIBIT C

TRUSTEE AND OFFICER OWNERSHIP OF SHARES OF THE TRUST

As of September 14, 2022, the Trustees and Officers of the Trust, as a group, owned beneficially less than 1% of the shares of any class of the Trust.

C-1

NATIONWIDE VARIABLE INSURANCE TRUST
One Nationwide Plaza
Mail Code 5-02-210
Columbus, Ohio 43215
(800) 848‐0920

NVIT J.P. Morgan Digital Evolution Strategy Fund

NOTICE OF INTERNET AVAILABILITY OF INFORMATION STATEMENT

October 7, 2022

This communication presents only an overview of the more complete Information Statement that is available to you on the internet relating to the NVIT J.P. Morgan Digital Evolution Strategy Fund (the “Fund”), a series of Nationwide Variable Insurance Trust (the “Trust”). We encourage you to access and review all of the important information contained in the Information Statement.

The following material is available for review: NVIT J.P. Morgan Digital Evolution Fund Information Statement

The Information Statement details the elimination of the Fund’s fundamental investment restriction relating to diversification. Specifically, the Board of Trustees of the Trust approved a proposal to change the Fund’s classification from a diversified investment company to a non-diversified investment company, and has been approved, via written consent, by shareholders representing a majority of the Fund’s outstanding shares. This change will become effective on November 14, 2022.

All owners (“Contract Owners”) of variable annuity contracts or variable life insurance policies (“variable contracts”) who, as of September 14, 2022, had selected the Fund as an underlying investment option within their variable contract will receive this Notice. This Notice will be sent to Contract Owners on or about October 14, 2022. The full Information Statement will be available on the Trust’s website at nationwide.com/personal/investing/mutual-funds/shareholder-news/ until December 31, 2022. A paper or email copy of the full Information Statement may be obtained, without charge, by contacting the Trust at 1-877-728-5002.

If you want to receive a paper or email copy of the above listed document, you must request one. There is no charge to you for requesting a copy.